UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2014

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Howard Street, Suite 300, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2014, Glu Mobile Inc. ("Glu") entered into an Earnout Agreement and Amendment to Share Purchase Agreement (the "Agreement"), effective as of July 2, 2014, by and among Glu, Blammo Games Inc. ("Blammo"), each of the former shareholders of Blammo (the "Sellers"), and Michael Haines, as the Representative of the Sellers (the "Representative").

Glu originally acquired Blammo in August 2011 pursuant to a Share Purchase Agreement (the "Share Purchase Agreement"). The Share Purchase Agreement included an earnout structure which, among other things, provided that the Sellers could earn up to 1,153,846 shares of Glu’s common stock for the period beginning April 1, 2014 and ending March 31, 2015 ("Fiscal 2015") if Blammo were to generate US$15,000,000 in Net Revenues during Fiscal 2015. Net Revenues, as defined in the Share Purchase Agreement, equals all amounts received by Glu with respect to games developed by Blammo less deductions for certain items including mutually agreed upon marketing/user acquisition spending and licensing fees.

Pursuant to the Agreement, Glu will issue the Sellers 750,000 shares of Glu’s common stock on or prior to July 31, 2014 in lieu of the opportunity that the Sellers otherwise would have had under the Share Purchase Agreement to earn up to 1,153,846 shares of Glu’s common stock for Fiscal 2015. In addition, each Seller who is a current employee of Blammo will become eligible to participate in the Blammo Studio 2014 Bonus Plan, with such participation effective as of January 1, 2014; such Sellers were not previously eligible to participate in the Blammo Studio 2014 Bonus Plan.

Glu agreed to enter into the Agreement due to its belief, based on its internal projections of Blammo’s Net Revenues, that there was a substantial likelihood that the Sellers would have earned the maximum 1,153,846 shares of Glu’s common stock that they could have potentially earned for Fiscal 2015 if the earnout continued through the end of Fiscal 2015. In addition, Glu assumed full control over Blammo’s operations as of July 2, 2014 rather than waiting until the end of Fiscal 2015, which Glu believed to be valuable in enabling it to optimize the efficiency and effectiveness of Blammo’s operations, particularly with respect to the distribution of Kim Kardashian: Hollywood.

This description of the Agreement is qualified in its entirety by the Agreement itself, a copy of which is filed as Exhibit 99.01 to this report and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01 Earnout Agreement and Amendment to Share Purchase Agreement, effective as of July 2, 2014, by and among Glu Mobile Inc., Blammo Games Inc., each of the former shareholders of Blammo Games Inc. and Michael Haines.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

July 16, 2014	By:	/s/ Scott J. Leichtner

Name: Scott J. Leichtner
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99	Earnout Agreement and Amendment to Share Purchase Agreement, effective as of July 2, 2014, by and among Glu Mobile Inc., Blammo Games Inc., each of the former shareholders of Blammo Games Inc. and Michael Haines.